Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-185697 of our report dated March 22, 2013 (except for Note 20 as to which the date is April 8, 2013) relating to the financial statements and financial statement schedule of SeaWorld Entertainment, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Tampa, Florida

April 10, 2013